Exhibit 10.1

INTELLECTUAL PROPERTY AGREEMENT

This Intellectual Property Agreement (“Agreement”) effective as of the Closing Date, is by and between Intel Corporation, a Delaware corporation (“Buyer”), and Cray Inc., a Washington corporation (“Seller”). Buyer and Seller are sometimes referred to in this Agreement as the “Parties” and each individually as a “Party.” Capitalized terms used in this Agreement but not otherwise defined will have the meanings set forth in Appendix A to this Agreement.

A.        Buyer and Seller have entered into the Asset Purchase Agreement and certain Transaction Documents pursuant to which Buyer is acquiring the Purchased Assets.

B.        In connection with the transactions contemplated by the Asset Purchase Agreement, Seller desires to obtain from Buyer, and Buyer desires to grant to Seller, a nonexclusive license to certain intellectual property rights within the Purchased Assets.

In consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the Asset Purchase Agreement and Transaction Documents, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

LICENSES TO SELLER

Section 1.1        Buyer Licensed Patent License.    Subject to Section 1.7 (Agreed-Upon Exclusions) and the other terms and conditions of this Agreement, Buyer hereby grants and agrees to grant to Seller and its Licensed Subsidiaries, an irrevocable (except as set forth in Article III), perpetual, fully-paid, royalty-free, worldwide, nonexclusive, and nontransferable (except as set forth in Section 6.14 (Assignment)) license (without the right to sublicense except as set forth in Section 1.5 (Rights Upon Divestiture) and in this Section 1.1) under the Buyer Licensed Patents to make, have made, use, sell (directly or indirectly), offer to sell, import, and otherwise dispose of any products and services (such license, the “Buyer Licensed Patents License”). Subject to Section 1.7 (Agreed-Upon Exclusions), Seller and its Licensed Subsidiaries may grant sublicenses of the Buyer Licensed Patents License to third parties to facilitate the development, manufacture, commercialization, and use of any products or services of Seller and its Licensed Subsidiaries.

Section 1.2        Buyer Licensed Copyrights License.    Subject to Section 1.7 (Agreed-Upon Exclusions) and the other terms and conditions of this Agreement, Buyer hereby grants and agrees to grant to Seller and its Licensed Subsidiaries, an irrevocable (except as set forth in Article III), perpetual, fully-paid, royalty-free, worldwide, nonexclusive, and nontransferable (except as set forth in Section 6.14 (Assignment) license under the Buyer Licensed Copyrights: (a) to reproduce, distribute, display, and perform Current Use Materials, in each case, solely in connection with the manufacture, procurement, use, assembly, testing, marketing, distribution, fulfillment, sale, delivery, provision, configuration, installation, service, and other commercialization of the Current Seller ASICs to which such Current Use Materials pertain; and (b) to make derivative works of the Current Use Materials in order to perform Permitted Fixes as defined in Section 1.8 (Permitted Fixes) (such license, the “Buyer Licensed Copyrights License”). Subject to Section 1.7 (Agreed-Upon Exclusions), Seller and its Licensed Subsidiaries may grant sublicenses of the Buyer Licensed Copyrights License to third parties in connection with the manufacture, procurement, use, assembly, testing, marketing, distribution, fulfillment, sale, delivery, provision, configuration, installation, service, and other commercialization of the Current Seller ASICs to which such Current Use Materials pertain, or in connection with the performance of Permitted Fixes, provided that any disclosure to such third parties of Buyer Licensed Trade Secrets embodied in Works of Authorship covered by the Buyer Licensed Copyrights (and any use of such Buyer Licensed Trade Secrets by such third parties) will be only as permitted by Section 1.3 (Buyer Licensed Trade Secrets License) and Article II.

Section 1.3        Buyer Licensed Trade Secrets License.    Subject to Section 1.7 (Agreed-Upon Exclusions) and the other terms and conditions of this Agreement, Buyer hereby grants and agrees to grant to Seller and its Licensed Subsidiaries, an irrevocable (except as set forth in Article III), perpetual, fully-paid, royalty-free, worldwide, nonexclusive, and nontransferable (except as set forth in Section 6.14 (Assignment) license under the Buyer Licensed Trade Secrets to use the Buyer Licensed Trade Secrets (such license, the “Buyer Licensed Trade Secrets License”). The Buyer Licensed Trade Secrets will be deemed Confidential Information of Buyer and the Buyer Trade Secret License will be subject to the terms and conditions of Article II. But, subject to Section 1.7 (Agreed-Upon Exclusions), Seller and its Licensed Subsidiaries may disclose the Buyer Licensed Trade Secrets to and allow use of the Buyer Licensed Trade Secrets by third parties as reasonably necessary in connection with the research, development, design, manufacture, procurement, use, assembly, testing, marketing, qualification, distribution, fulfillment, sale, delivery, provision, configuration, installation, service, and other commercialization of the products and services of Seller and its Licensed Subsidiaries (and, as applicable, the products and services of any third party to whom the Buyer Licensed Trade Secrets License is sublicensed pursuant to Section 1.5), provided that such third parties are bound in writing by confidentiality terms at least as protective as those set forth in Article II. Except as expressly set forth in the preceding sentence or as expressly permitted by Article II, Seller and its Licensed Subsidiaries will not (and will have no right to) disclose or allow any third party to use any Buyer Licensed Trade Secret. To avoid doubt, neither Seller’s transfer and assignment to Buyer of Trade Secrets pursuant to the Asset Purchase Agreement, nor the Buyer Licensed Trade Secrets License, nor any restrictions or limitations on that license as set forth in this Agreement, will be construed to limit Seller’s rights set forth in Addendum No. 1 to the CNDA (as defined in the Asset Purchase Agreement) with respect to Residuals (as defined therein).

Section 1.4        Buyer Licensed Trademarks License.    Subject to Section 1.7 (Agreed-Upon Exclusions) and the other terms and conditions of this Agreement, Buyer hereby grants and agrees to grant to Seller and its Licensed Subsidiaries, a fully-paid, royalty-free, worldwide, nontransferable (except as set forth in Section 6.14 (Assignment)) license under the Buyer Licensed Trademarks to use and display the Buyer Licensed Trademarks in connection with the marketing, promotion, advertisement, distribution, fulfillment, lease, sale, delivery, provision, configuration, installation, service or other commercialization of the Current Seller ASICs (such license, the “Buyer Licensed Trademarks License”). Seller and its Licensed Subsidiaries will use and display the Buyer Licensed Trademarks only in connection with Current Seller ASICs that are of a quality that is consistent with the quality of the Current Seller ASICs as commercialized by Seller, and only in substantially the same manner as used by Seller, in the twelve (12) months prior to the Closing Date. Seller shall comply with any reasonable trademark usage guidelines of Buyer with respect to the use by Seller of the Buyer Licensed Trademarks, as furnished to Seller by Buyer from time to time. All proprietary rights and goodwill in the Buyer Licensed Trademarks arising from use by Seller shall inure to the benefit of Buyer. If, by operation of law or otherwise, Seller is deemed to acquire or own any rights in the Buyer Licensed Trademarks, Seller hereby assigns any such rights to Buyer, and at the request of Buyer, shall execute any and all documents necessary to confirm or otherwise establish the rights of Buyer therein. Subject to Section 1.7 (Agreed-Upon Exclusions), Seller and its Licensed Subsidiaries may grant sublicenses of the Buyer Licensed Trademarks consistent with the terms of this Agreement to third parties in connection with the marketing, promotion, advertisement, distribution, fulfillment, lease, sale, delivery, provision, configuration, installation, service or other commercialization of the Current Seller ASICs.

Section 1.5        Rights Upon Divestiture.    Subject to Article III, the license rights granted under this Agreement to each Licensed Subsidiary of Seller shall continue in force notwithstanding any divestiture by Seller of such Licensed Subsidiary or any other transaction or event that causes such Licensed Subsidiary to cease to be a Subsidiary of Seller. In addition, subject to Article III, if Seller or any Licensed Subsidiary sells, spins-out, or otherwise transfers to a third party in one transaction or a series of related transactions all or substantially all of the assets related to any Seller or Licensed Subsidiary business that practices under any of the licenses granted under this Agreement, Seller or the Licensed Subsidiary may sublicense its rights under such licenses to allow such third party: (a) to practice such licenses in connection with the use of such assets or the continued operation of such Seller or Licensed Subsidiary business; and (b) to grant further sublicenses, under these same terms, in the event of subsequent divestitures. To avoid doubt, all such rights retained by Licensed Subsidiaries and all such sublicenses granted by Seller or any Licensed Subsidiary or sublicensee are subject to Section 1.7 (Agreed-Upon Exclusions); provided, however, that a sublicense granted under this Section 1.5 will not, in and of itself, be construed as a violation of clause (a)(i) of Section 1.7.

Section 1.6        Licenses by Subsidiaries.    To the extent that any of the Buyer Licensed Patents, Buyer Licensed Copyrights, Buyer Licensed Trade Secrets, or Buyer Licensed Trademarks are owned by any Subsidiary of Buyer, Buyer grants the licenses set forth in this Agreement on behalf of itself and such Subsidiary, and Buyer represents and warrants that it has full power and authority to grant such licenses on such Subsidiary’s behalf. If a Subsidiary of Buyer ceases to be a Subsidiary of Buyer and holds, as of such time, any Patents, Copyrights, Trade Secrets, or Trademarks under which Seller and its Licensed Subsidiaries are licensed under this Agreement, or if Buyer or any of its Subsidiaries transfers or assigns any such Patents, Copyrights, Trade Secrets, or Trademarks to any third party, such licenses will nevertheless continue for the term defined in this Agreement (and will remain subject to the applicable restrictions, limitations and termination rights as set forth in this Agreement).

Section 1.7        Agreed-Upon Exclusions.

(a)	All rights, interests and licenses granted by Buyer to Seller under this Agreement, and all sublicenses of such rights, interests and licenses granted by Seller, are and will remain subject to the exclusions, limitations and restrictions described in this Section 1.7. Seller has no right to and will not: (i) license or sublicense the distribution, selling, or other commercialization of any Interconnect Products on a stand-alone or substantially stand-alone basis (including in any OEM-type licensing or other arrangement for integration or use in any third-party products or systems) without the prior written consent of Buyer, except to the extent set forth in Section 1.8 (Permitted Fixes); (ii) sell any Interconnect Products on a stand-alone or substantially stand-alone basis (including in any OEM-type relationship or otherwise for integration or use in any third-party products or systems), except to the extent set forth in Section 1.8 (Permitted Fixes) or to Designated Government Agencies for their internal use in connection with Seller’s custom engineering services; (iii) permit any third party (by way of any license, transfer, sublicense or otherwise) to integrate tangible embodiments of any Buyer Licensed Patents, Buyer Licensed Copyrights, or Buyer Licensed Trade Secrets, into any Processors or to use Buyer Licensed Trademarks in connection with any Processors; and (iv) without limiting the foregoing, license or sublicense any Buyer Licensed Patents, Buyer Licensed Copyrights, Buyer Licensed Trade Secrets, or Buyer Licensed Trademarks to, or disclose Buyer Licensed Trade Secrets to or allow Buyer Licensed Trade Secrets to be used by, any of the Designated Entities or any of their respective Affiliates. For the avoidance of doubt, the licenses granted by this Agreement shall remain subject to the foregoing exclusions, limitations and restrictions in this Section 1.7 notwithstanding any transfer or sublicense (whether by assignment, acquisition or otherwise). In no event may Seller transfer or assign (and Seller has no right to transfer or assign) this Agreement or any of its rights or interests hereunder, whether directly or indirectly, by operation of law, acquisition, merger, as a result of liquidation or dissolution, or otherwise, to any of the Designated Entities or any of their respective Affiliates, without the prior written approval of Buyer, and any such attempted transfer or assignment will be null and void and without effect; provided, however (but without limiting Article III), any then-existing sublicenses validly granted under this Agreement, and the rights of any previously divested Licensed Subsidiary under this Agreement, shall survive any such attempted transfer or assignment of this Agreement.

(b)	Notwithstanding anything to the contrary in this Agreement, if Seller provides written notice to Buyer that Seller reasonably believes that Buyer has suspended (for a continuous period of more than six (6) months) or canceled the Buyer Interconnect Program intended for the high-end of the high performance computing market (i.e. the “Top 100”) and Buyer does not provide a written notice to Seller with adequate assurances to the contrary within thirty (30) days of Seller’s notice, then any field-of-use, non-compete, and other exclusions, limitations and restrictions on the licenses granted to Seller and its Subsidiaries (including but not limited to those described in this Section 1.7) will be terminated and of no further force and effect thereafter.

Section 1.8        Permitted Fixes.    To the extent necessary to (a) perform bug fixes, minor modifications and re-spins to make the Current Seller ASICs suitable for general availability

(“GA”) release, (b) fix, correct and address bug fixes, problems and errors in the Current Seller ASICs identified after GA release or (c) make other minor modifications and minor improvements to the Current Seller ASICs in connection with the foregoing (such activities, collectively, “Permitted Fixes”), Seller will be excused from the exclusions, limitations, and restrictions set forth in Section 1.7(a)(i), Section 1.7(a)(ii) and Section 1.7(a)(iii). At Seller’s expense, via the delivery method specified by Buyer, Seller shall promptly deliver to Buyer all such information regarding Permitted Fixes that would (but for the absence of Excluded Seller Interconnect Technology) allow engineers with experience reasonably commensurate with that of the Identified Employees (as defined in the Asset Purchase Agreement) to implement the Permitted Fixes in the materials already provided to Buyer, but in no case shall such information encompass Excluded Seller Interconnect Technology (as defined in the Asset Purchase Agreement). Seller hereby assigns and agrees to assign to Buyer all right, title and interest in and to the Permitted Fixes, and such Permitted Fixes (and all Intellectual Property Rights therein) will be included within the scope of Buyer Licensed Patents License, Buyer Licensed Copyrights License, Buyer Licensed Trade Secrets License and Buyer Licensed Trademarks License granted under this Agreement. At Seller’s expense and during the term of the Escrow Agreement, Seller will also forward updated Deposit Materials (as defined in the Escrow Agreement) to the Escrow Agent once per calendar quarter in which Permitted Fixes were prepared.

Section 1.9        GHAL License.    Buyer acknowledges that the Software included in the Assigned Technology and known as the Generic Hardware Abstraction Layer (“GHAL”) is intended for use in conjunction with a Linux operating environment. To maintain license compatibility with that operating environment, Buyer hereby authorizes Seller to redistribute and/or modify the GHAL under the terms of the GNU General Public License as published by the Free Software Foundation, version 2 or any later version (the “GPL”) (see www.gnu.org/licenses/gpl-2.0.html). The license limitations, restrictions, and conditions set forth in this Agreement (including but not limited to any restrictions on distribution or disclosure of source code) shall not apply to the GHAL to the extent they conflict with the terms of the GPL.

ARTICLE II

CONFIDENTIAL INFORMATION

Section 2.1        Confidential Information.    “Confidential Information” of Buyer means the Buyer Licensed Trade Secrets.

Section 2.2        Confidentiality Obligations.    Seller will use Confidential Information of Buyer only as expressly permitted by the Buyer Licensed Trade Secrets License. Except as expressly permitted by Section 1.3 (Buyer Licensed Trade Secrets License), Seller will not disclose Confidential Information of Buyer to any third party. Seller will use at least the same degree of care to protect the Confidential Information of Buyer that it uses to protect its own Trade Secrets of a similar nature and, in any event, no less than a reasonable degree of care.

Section 2.3        Scope.    Confidential Information does not include, and the restrictions set forth in Section 2.2 (Confidentiality Obligations) will not apply to any information that (a) is or has been disclosed publicly by Buyer or a third party through no fault of Seller; (b) is rightfully received by Seller from a third party that is not bound by a duty of confidentiality to Discloser; or (c) is independently developed by Seller without use of Buyer’s Confidential Information. In addition, a disclosure by Seller will not be a breach of this Article II to the extent such disclosure is compelled pursuant to legal, judicial, or administrative proceedings, or otherwise required by law, or court, governmental, or regulatory authority. In the event of such compelled disclosure, Seller will use reasonable efforts to advise Buyer of such disclosure in a timely manner prior to making such disclosure so that Buyer may apply for such legal protection as may be available to limit the scope of such compelled disclosure and preserve the confidentiality of the information which is required to be disclosed.

ARTICLE III

EFFECTIVE DATE, TERM AND TERMINATION

This Agreement and the rights and licenses granted and retained hereunder will become effective on the Closing Date, and will continue perpetually thereafter, provided that (a) Buyer may terminate the Buyer Licensed Trademark License, with respect to Seller or any Licensed Subsidiary, in the event that Seller or such Licensed Subsidiary materially breaches any of the conditions or obligations set forth in Section 1.4 and fails to cure such breach within thirty (30) days after notice from Buyer; and (b) without limiting Section 1.7 and notwithstanding anything to the contrary in Section 1.7, the licenses granted hereunder to any Licensed Subsidiary will automatically terminate without any action required by the Parties if Seller divests, sells, spins-out or otherwise transfers such Licensed Subsidiary, to any of the Designated Entities or any of their respective Affiliates.

ARTICLE IV

LIMITATIONS

No rights or licenses are granted to any Party under this Agreement, by implication, estoppel, statute, or otherwise, except as expressly provided in Article I. The rights and licenses granted by Buyer in Article I will not include or result in any license, release, covenant, or other rights being provided to Seller by implication, estoppel, statute, or otherwise, with respect to any additional Intellectual Property or Intellectual Property Rights of Buyer, even if such additional Intellectual Property or Intellectual Property Rights are necessary for Seller to exercise the rights expressly granted in this Agreement. Nothing in this Agreement will be construed to require any delivery of any physical devices, Software, source code, object code, or other items by any Party to another Party, or to require any support obligations whatsoever on the part of any Party with respect to any physical devices, Software, source code, object code, or other items; provided, however, that notwithstanding anything to the contrary in the Asset Purchase Agreement or other Transaction Documents, Buyer acknowledges and agrees that Seller may retain copies of any Software, source code, object code, or other files or materials constituting tangible embodiments of Buyer Licensed Copyrights, Buyer Licensed Trade Secrets and Buyer Licensed Trademarks as reasonably necessary to effectively exercise the license rights granted under this Agreement.

ARTICLE V

DISCLAIMERS; LIMITATION OF LIABILITY

Section 5.1        NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT WITH RESPECT TO ANY INTELLECTUAL PROPERTY, INTELLECTUAL PROPERTY RIGHTS, OR ANY OTHER SUBJECT MATTER HEREOF. EACH PARTY’S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT ARE ONLY AS SET FORTH IN THE ASSET PURCHASE AGREEMENT (AND NOTHING IN THIS AGREEMENT WILL LIMIT ANY SUCH REPRESENTATIONS AND WARRANTIES MADE IN THE ASSET PURCHASE AGREEMENT). EACH PARTY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, ORAL OR WRITTEN, STATUTORY OR OTHERWISE, UNDER THIS AGREEMENT, INCLUDING ANY WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, OR FITNESS FOR A PARTICULAR PURPOSE.

Section 5.2        NO PARTY WILL HAVE ANY OBLIGATION HEREUNDER TO INSTITUTE ANY ACTION OR SUIT AGAINST THIRD PARTIES FOR INFRINGEMENT OF ANY OF ITS INTELLECTUAL PROPERTY RIGHTS OR TO DEFEND ANY ACTION OR SUIT BROUGHT BY A THIRD PARTY WHICH CHALLENGES OR CONCERNS ANY OF ITS INTELLECTUAL PROPERTY RIGHTS. NONE OF THE PARTIES, NOR ANY OF THEIR RESPECTIVE SUBSIDIARIES, IS REQUIRED TO FILE ANY PATENT APPLICATION, OR TO SECURE ANY PATENT OR PATENT RIGHTS, OR TO MAINTAIN ANY PATENT IN FORCE.

Section 5.3        WITHOUT LIMITATION OF ANY PARTY’S INDEMNIFICATION OR OTHER OBLIGATIONS UNDER THE ASSET PURCHASE AGREEMENT OR OTHER TRANSACTION DOCUMENTS, IN NO EVENT WILL ANY PARTY BE LIABLE UNDER THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, OR ANY LOST PROFITS, LOST REVENUE OR LOST BUSINESS, ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER LIABILITY IS BASED IN CONTRACT, TORT, PRODUCT LIABILITY OR ANY OTHER THEORY OF LIABILITY. THE FOREGOING LIMITATION OF LIABILITY WILL APPLY REGARDLESS OF WHETHER A PARTY KNOWS, HAS BEEN ADVISED OF, OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE VI

MISCELLANEOUS

Section 6.1        Entire Agreement.    This Agreement, the Asset Purchase Agreement and the other Transaction Documents constitute the entire agreement among the Parties hereto with respect to the subject matter hereof and thereof and supersede all other prior and contemporaneous agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. In the event of any conflict or inconsistency between the terms of this

Agreement and the terms of any other Transaction Document (as they pertain to the subject matter hereof), the terms of this Agreement shall govern.

Section 6.2        Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, so long as the economic or legal substance of the transaction contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner, in order that the Transactions shall be consummated as originally contemplated to the fullest extent possible.

Section 6.3        Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) if by facsimile, upon electronic confirmation of receipt by facsimile, provided that a copy of such notice or other communication is promptly mailed by registered or certified mail, return receipt requested, postage prepaid, following the transmission of such facsimile, (iii) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a nationally recognized next-day courier or (iv) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. In addition to the requirements of the immediately foregoing sentence, a copy (which copy shall not constitute notice) of all notices and other communications hereunder shall be sent by email, with the subject line “Project Stillwater Notice.” All notices hereunder shall be delivered to the addresses set forth below:

(a)	if to Buyer:

Intel Corporation 2200 Mission College Boulevard Santa Clara, CA 95054
Attention:	Marty Linné Kate Merrill Edward Vermeer
Fax:	(408) 653-8050
Email:	Marty.M.Linne@intel.com
Kate.Merrill@intel.com Edward.Vermeer@intel.com

with a copy to (which copy shall not constitute notice):

Morrison & Foerster LLP 425 Market Street San Francisco, CA 94109
Attention:	Robert S. Townsend Paul Jahn
Fax:	(415) 268-7522
Email:	rtownsend@mofo.com pjahn@mofo.com

(b)	if to Seller:

Cray Inc. 901 Fifth Avenue, Suite 1000 Seattle, WA 98164
Attention:	General Counsel
Fax:	(206) 701-2218
Email:	piraino@cray.com

with a copy to (which copy shall not constitute notice):

Fenwick & West LLP 1191 Second Avenue, Floor 10 Seattle, WA 98101
Attention:	Alan C. Smith
Fax:	(206) 389-4511
Email:	acsmith@fenwick.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 6.4        Attorneys’ Fees.    In the event an Action is brought to enforce or interpret any provision of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and costs in an amount to be fixed by the court.

Section 6.5        Governing Law.    This Agreement shall be deemed to be made and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware without regard to the conflicts of laws principles thereof.

Section 6.6        Submission to Jurisdiction.    The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware, and the federal courts of the U.S. sitting in Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any Action for the interpretation or enforcement of this Agreement, the Transaction Documents or of any such other document, that it is not subject thereto or that such Action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement, any Transaction Document or any such other document may not be enforced in or by such courts. The Parties hereby consent to and grant any such court jurisdiction over the Person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Action in the manner provided in Section 6.3 (Notices) as permitted by Applicable Law, shall be valid and sufficient service thereof.

Section 6.7        Interpretation; Article and Section References.    The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All references in this Agreement to Articles, Sections, subsections, clauses, and Appendices are references to Articles, Sections, subsections, clauses, and Appendices, respectively, in and to this Agreement, unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The words “include” or “including” mean “include, without limitation,” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list. The word “or” shall not be limiting or exclusive. References to days are to calendar days; provided, that any action otherwise required to be taken on a day that is not a Business Day shall instead be taken on the next Business Day. Unless otherwise specifically provided or the context otherwise requires, all references in this Agreement to Seller mean and shall refer to Seller and its Subsidiaries and each of their successors, assigns and (if applicable) predecessors-in-interest. As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so requires. All Appendices annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.

Section 6.8        No Third Party Beneficiaries.    This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its successors and permitted assigns and (to the extent set forth herein) its Subsidiaries and their successors and permitted assigns, and nothing in this Agreement is intended to or shall confer upon any other Person any legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 6.9        Counterparts; Electronic Signature.    This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement may be executed by facsimile or electronic (.pdf) signature and a facsimile or electronic (.pdf) signature shall constitute an original for all purposes.

Section 6.10        Amendment and Modification.    This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed by an authorized representative of each of the Parties.

Section 6.11        Specific Performance.    Each of the Parties hereby acknowledges and agrees that it may cause irreparable injury to the other Party or Parties if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, for which damages, even if available, may not be an adequate remedy. Accordingly, each Party agrees that the other Party or Parties shall have the right to seek injunctive relief by any court of competent jurisdiction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action or proceeding, in addition to any other remedy to which it may be entitled, at law or in equity.

Section 6.12        Waivers.    No failure or delay of a Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of any Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.

Section 6.13        No Presumption Against Drafting Party.    The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Applicable Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

Section 6.14        Assignment.    Seller may not transfer or assign (or have any right to transfer or assign) this Agreement or any of its rights or interests hereunder, whether directly or indirectly, by operation of law, acquisition, merger, as a result of liquidation or dissolution, or otherwise, without the prior written approval of Buyer and any such attempted transfer or assignment will be null and void and without effect. Notwithstanding the foregoing, but subject to Section 1.7 (Agreed-Upon Exclusions), Seller may transfer or assign this Agreement without the written consent of Buyer in connection with the acquisition, merger, transfer, or assignment, by operation of law or otherwise, of all or substantially all of Seller’s business or assets to which the licenses granted under this Agreement pertain, if the assignee agrees in writing to be bound by the terms of this Agreement.

Section 6.15        Bankruptcy.    Each Party acknowledges that all licenses and other rights granted by it under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. Each Party acknowledges that if a Party, as a debtor, rejects this Agreement, the other Party may elect to retain its rights under this Agreement to the extent provided in Section 365(n) of the Bankruptcy Code. Each Party irrevocably waives all arguments and defenses arising under 11 U.S.C. 365(c)(1) or successor provisions to the effect that Applicable Law excuses the Party, other than the debtor, from accepting performance from or rendering performance to an entity other than the debtor or debtor in possession as a basis for opposing assumption of the Agreements by the other Party in a case under Chapter 11 of the Bankruptcy Code to the extent that such consent is required under 11 U.S.C. § 365(c)(1) or any successor statute.

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IN WITNESS WHEREOF, the Parties hereto have caused this Intellectual Property Agreement to be duly executed and delivered as of the date set forth above.

INTEL CORPORATION

By:	/s/ MARTY M. LINNÉ

Name:	Marty M. Linné

Title:	Assistant Secretary

Date:	May 2, 2012

CRAY INC.

By:	/s/ PETER J.UNGARO

Name:	Peter J. Ungaro

Title:	President and CEO

Date:	May 2, 2012